Exhibit 3.119

ARTICLES OF INCORPORAITON

OF

REM-UTAH, INC.

I, the undersigned, being a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is REM-Utah, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose of the corporation is to: engage in any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

FOURTH: The number of shares the corporation is authorized to issue is one million (1,000,000) shares, all of which shall be shares of common stock of the par value of one cent ($.01) per share. The shares of common stock of the corporation shall have voting rights and be equal in all preferences, limitations and other rights.

FIFTH: The name and address of the incorporator is:

NAME	ADDRESS

Nancy G. Barber Walden	3400 City Center
33 South Sixth Street
Minneapolis, Minnesota 55402

SIXTH: The number of directors constituting the initial board of directors of each corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

Thomas E. Miller

6921 York Avenue South

Edina, Minnesota 55435

Craig R. Miller

6921 York Avenue South

Edina, Minnesota 55435

Douglas V. Miller

6921 York Avenue South

Edina, Minnesota 55435

SEVENTH: The post office address of the corporation’s initial registered office is c/o C T Corporation, 50 West Broadway, Salt Lake City, Utah 84101, and the name of its initial registered agent at such address is C T Corporation System.

EIGHTH: Shareholders shall have no rights of cumulative voting.

NINTH: Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

TENTH: A director shall not be liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, (c) A violation of Section 16-10a-842 of the Utah Revised Business Corporation Act, or (d) an intentional violation of criminal law.

Dated: September 21, 1995.

/s/ Nancy G. Barber Walden

Incorporator

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

I, Renee S. Press, a notary public, hereby certify that on the 21st day of September, 1995, personally appeared before me Nancy G. Barber Walden, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 21st day of September, A.D. 1995.

My commission expires: January 31, 2000

/s/ Renee S. Press

Notary Public

C T CORPORATION SYSTEM HAVING BEEN DESIGNATED TO ACT AS REGISTERED AGENT HEREBY AGREES TO ACT IN THIS CAPACITY.

C T CORPORATION SYSTEM

/s/ Susan J. Wanner

(NAME AND TITLE OF OFFICER)

Asst Sec.

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-UTAH, INC.

I, the undersigned, as Secretary of REM-Utah, Inc., a Utah corporation (the “Corporation”), do hereby certify that on the 24, day of May, 2000, the shareholders and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Utah, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as of the 1st day of August, 2000.

FURTHER RESOLVED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Utah.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Utah Code Title 16, Chapter 14a.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secretary